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                                                                   EXHIBIT 10.35


                           LOAN AND SECURITY AGREEMENT


         This Loan and Security Agreement (the "Agreement"), effective as of the date accepted by WILLIAM P. O'REILLY (herein referred to as "you" or "your"), sets forth the terms and conditions upon which you will make loans and advances and extend other financial accommodations to ELTRAX SYSTEMS, INC., a Minnesota corporation (herein referred to as "we", "us" or "our"):

                                    RECITALS

         1.      DEFINITIONS. As used herein:

         (A) "COLLATERAL" means all of our presently owned and hereafter acquired:

         (i) accounts (whether or not earned by performance), proceeds of any letter of credit naming us as a beneficiary, chattel paper, contracts, contract rights, instruments and documents, general intangibles (including without limitation tax refunds, tax refund claims, trade names, trademarks, copyrights, patents and licenses with respect to the foregoing), (individually and collectively referred to as "RECEIVABLES");

         (ii) goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in our business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property including without limitation such goods which give rise to any Receivables and which goods have been returned to or repossessed or stopped in transit by us ("INVENTORY");

         (iii) tangible goods (other than Inventory), equipment and fixtures including without limitation office machines, tools, dies, furniture, and vehicles together with all accessions, parts and appurtenances thereto appertaining or attached or kept or used or intended for use in connection therewith, and all substitutions, renewals, improvements and replacements of and additions thereto (sometimes hereinafter individually and collectively referred to as "EQUIPMENT");

         (iv) general intangibles, including without limitation, tax refunds, tax refund claims, trade names, trade marks, choses-in-action, copyrights, patents and licenses ("GENERAL INTANGIBLES");

         (v) property now or at any time hereafter in our possession (including monies, deposit accounts, claims and credit balances); and

         (vi) books, blueprints, drawings and records related to any of the foregoing as described in subsection (i) through (v) above;

and all proceeds (including proceeds of any insurance policies) and products of and accessions to all the foregoing described property in which we may have any right, title or interest.

         (B) "DEFAULT" shall have the meaning set forth in Paragraph 11 of this Agreement.




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         (C)     "INDEBTEDNESS" means all of our present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred acquired, owing or arising, whether under written or oral agreement, operation of law, or otherwise, and includes, without limiting the foregoing (i) Obligations, (ii) obligations and liabilities of any Person secured by a lien, claim, encumbrance, or security interest upon property owned by us, even though we have not assumed or become liable therefor, (iii) obligations and liabilities created or arising under any lease (including capitalized leases) or conditional sales contract or other title retention agreement with respect to property used or acquired by us, even though the rights and remedies of the lessor, seller or lender are limited to repossession,
(iv) all unfunded pension fund obligations and liabilities, and (v) deferred taxes.

         (D) "OBLIGATIONS" means all present and future loans, advances, debts, liabilities, obligations, covenants, duties and Indebtedness owing by us to you, whether evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by you in our debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to us hereunder or under any other agreement with you.

         (E) "OBLIGOR" means us or any guarantor of the Obligations, individually or collectively.

         (F) "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

         (G) "PRIME RATE" means the Prime Rate published from day to day in The Wall Street Journal in its "Money Rates" column as the "Prime Rate," should such publication not continue to publish the Prime Rate or a substitute rate then you will select a comparable announced rate. The interest rate charged for any loan based upon the Prime Rate will change at any time the prime rate changes.

         (H) "SENIOR LIEN" means any and all liens, encumbrances and claims upon the Collateral in favor of Citizens Bank of Massachusetts (successor in interest to State Street Bank and Trust Company) or any lender which has refinanced the Senior Indebtedness ("CITIZENS BANK").

         (I) "SENIOR INDEBTEDNESS" means all loans advanced to us by Citizens Bank, or any lender which has refinanced such loans, and all costs and expenses related thereto.

         (J) Any accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings customarily given to them in accordance with generally accepted accounting principles.

         (K) All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Uniform Commercial Code of the state set forth in Paragraph 14(B) ("CODE") to the extent the same are defined therein.

         2.      LOANS AND COLLATERAL.

         (A) Loan advances. Subject to the terms of this Agreement, you may, in your sole discretion and upon our request, make loan advances to us from time to time.






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                 You may, in your sole discretion and without notice to us, disburse any or all of the proceeds of any or all of the advances made by you to such person or persons as you deem necessary to insure that the security interest in or lien upon the Collateral shall at all times have the priority represented by us in this Agreement.

         (B) Promissory Notes. Loans under this Agreement shall be evidenced by promissory notes executed by us, in form satisfactory to you, and shall be payable at your principal place of business. Interest and principal payable by us under such promissory notes shall be paid at the times, in the amounts, on the terms and at the rates set forth in the applicable promissory note. All amounts owing to you as evidenced by the promissory notes or otherwise shall constitute part of the Obligations.

         (C) Interest and Other Charges. We shall pay you interest on the daily outstanding balance of the various notes at a rate equal to the Prime Rate plus 1.5%. In addition, we shall also pay you on the first day of each month, with respect to the prior calendar month or portion thereof 1/12 of one percent of the amount of the loans not utilized. In no event whatsoever shall the interest rate and other charges charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in the final determination, deem applicable hereto. In the event that a court determines that you have received interest or other charges hereunder in excess of the highest rate applicable hereto, you shall promptly, in your sole discretion, either apply such amount to the Obligations or refund such amount to us and the provisions herein shall be deemed amended to provide for such permissible rate.

         (D) Term. The Term of this Agreement and of loans shall be on demand, but if demand is not made, then no later than December 31, 2000.

         (E) Monthly Accounting. You will provide us, monthly, with an account of advances, charges and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding upon us, unless we notify you in writing to the contrary within thirty (30) days after each account is rendered.

         (F) Collateral. As security for the Obligations, we hereby grant you a continuing security interest in the Collateral, subject only to the prior interest of the Senior Lien. We acknowledge that nothing contained in this Agreement shall be (i) construed as your agreement to resort or look to a particular type of Collateral as security for any loan to us, or limit in any way your right to resort to any or all of the Collateral as security for any of the Obligations, or (ii) deemed to limit or reduce any security interest in or lien upon any portion of the Collateral for the Obligations.

         3. PERFECTION OF SECURITY INTEREST; PROTECTION OF SECURITY INTEREST. We shall, at our expense, perform all steps requested by you at any time to perfect, maintain, protect, and enforce your security interest in the Collateral, including, without limitation, executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to you, placing notations on our books of account to disclose your security interest therein, and taking such other steps as are deemed necessary by you to maintain your control of and security interest in the Collateral. You may file, without our signature, one or more financing statements disclosing your security interest under this Agreement. We agree that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of our agents or




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processors, we shall notify such person of your security interest in such
Collateral and, upon your request, instruct them to hold all such Collateral for your account subject to your instructions. From time to time, we shall, upon your request, execute and deliver confirmatory written instruments pledging to you the Collateral, but our failure to do so shall not affect or limit your security interest or other rights in and to the Collateral. Until all Obligations have been fully satisfied, your security interest in the Collateral shall continue in full force and effect.

         4.      CHARGES AND INSURANCE.

         (A) You may, in your discretion, at any time discharge any lien or encumbrance or bond the same, pay any insurance, pay any service bureau, or obtain any record and charge the cost thereof to our loan account.

         (B) At your request, we shall insure the Collateral in your name against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as you shall specify in amounts, under policies and by insurers acceptable to you. Each policy shall include a provision for thirty
(30) days prior written notice to you of any cancellation or substantial modification and shall show you as mortgagee and loss payee in a manner acceptable to you. All premiums shall be paid by us and the policies shall be delivered to you. If we fail to do so, you may (but shall not be required to) procure such insurance at our expense.

         5.      EXAMINATION OF RECORDS; REPORTING.

         (A) You may at all reasonable times have access to, examine, audit, make extracts from and inspect our records, files, books of account and the Collateral. We will deliver to you any instrument necessary for you to obtain records from any service bureau maintaining records for us. All instruments and certificates prepared by us showing the value of any of the Collateral shall be accompanied, upon request, by copies of related purchase orders and invoices. You may, at any time after default, remove from our premises our books and records or require us to deliver them to you and you may, without expense to you, use such of our personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing your security interest.

         (B) We shall furnish you, upon request, information and statements showing our business affairs, financial condition and the results of our operations. We will provide you within thirty (30) days after the end of each calendar quarter, our internally prepared income statement and balance sheet prepared on a basis consistent with such statement prepared in prior months and in accordance with generally accepted accounting principles, and within ninety
(90) days after the end of each of our fiscal years, our financial statements prepared by our independent, certified public accountants prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior year-end statements (said interim and year-end financial statements hereinafter referred to as "FINANCIALS").

         6. OTHER LIENS. We represent and warrant that all Collateral is and will continue to be owned by us free and clear of all liens, claims and encumbrances whatsoever, except for the Senior Lien, whether prior or subordinate to the liens we have granted you and that we will not, subject to the terms of the Senior Indebtedness, without your prior written approval, which may be withheld in your sole discretion, sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Collateral, except for sales of inventory in the ordinary course of business.






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         7.      GENERAL WARRANTIES AND REPRESENTATIONS.

We warrant and represent that:

         (A) We are duly organized and existing in good standing under the laws of Minnesota, are qualified to do business and are in good standing in all states in which qualification and good standing are necessary in order for us to conduct our business and own our property and have all requisite power and authority to conduct our business, to own our property and to execute, deliver and perform all of our Obligations;

         (B) We have not, during the preceding five (5) years, been known by or used any other assumed names;

         (C) The execution, delivery and performance by us of this Agreement will not constitute a violation of any applicable law or of our Articles of Incorporation, By-Laws or any agreement, or document to which we are a party or bound, except for the Senior Indebtedness;

         (D) We possess adequate assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications, and tradenames for the conduct of our business;

         (E) We have capital sufficient to conduct our business, are solvent and able to pay our debts as they mature and own property having a fair value greater than the amount required to pay our debts;

         (F) Except for trade payables arising in the ordinary course of our business, we have (i) no pending or threatened litigation, actions or proceedings which would materially and adversely affect our business assets, operations or condition, financial or otherwise, or the Collateral and (ii) no Indebtedness, other than the Obligations and the Senior Indebtedness;

         (G) We have good, indefeasible, and merchantable title to the Collateral, and there is no lien or encumbrance thereon other than the security interest granted to you, except for the Senior Lien;

         (H) We are not a party to any contract, or subject to any charge, corporate restriction, judgment, decree or order materially and adversely affecting our business, assets, operations or condition, financial or otherwise, and are not subject to any labor dispute; and, no labor contract is scheduled to expire during the term of this Agreement, except as heretofore disclosed to you in writing;

         (I) We are not in violation of any applicable statute, regulation or ordinance, in any respect materially and adversely affecting the Collateral or our business, assets, operations or condition, financial or otherwise;

         (J) Other than the Senior Indebtedness, we are not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which we are a party or bound;

         (K) The financial statements delivered to you fairly present our financial condition and results of operations and those of such other Persons described therein as of the date thereof; and there has been no material and adverse change in such financial condition or operations since the date of the statements;

         (L) We have received no notice that we are not in full compliance with any of the requirements of the Employee Retirement Income Security Act of 1974, as amended,






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("ERISA") and its regulations and, to the best of our knowledge, there exists no event described in Section 4043 of ERISA, excluding subsections 4043(b)(2) and 4043(b)(3) thereof, with respect to us;

         (M) We have filed all tax returns and other reports we are required by law to file and have paid all taxes and similar charges that are due and payable;

         (N) Our chief executive office, principal place of business and the location of collateral records is at 900 Circle 75 Parkway, Suite 1700, Atlanta, Georgia 30339;

         (O) We have not received any notice alleging and are not aware of any facts indicating noncompliance with any state or federal law governing the use, generation, storage or release of any hazardous waste or substance;

         8. AFFIRMATIVE COVENANTS. We covenant that, so long as any Obligations remain outstanding and this Agreement is in effect, we shall:

         (A) Pay to you on demand all fees and expenses which you incur in connection with (i) the forwarding of loan proceeds, (ii) the processing of loan advances, (iii) the establishment and maintenance of any lock box and of all other accounts created in connection with the transaction contemplated hereby, and (iv) the examination of the Collateral;

         (B) Promptly file all tax returns and other reports which we are required to file and promptly pay all taxes, assessments and other charges;

         (C) Promptly notify you in writing of any litigation affecting us, whether or not the claim is covered by insurance, and of any suit or administrative proceeding which may materially and adversely affect the Collateral or our business, assets, operations or condition, financial or otherwise;

         (D) Notify you in writing (i) promptly upon the occurrence of any event described in Section 4043 of ERISA, other than a termination, partial termination or merger of a "Plan" (as defined in ERISA) or a transfer of a Plan's assets, and (ii) prior to any termination, partial termination or merger of a Plan or a transfer of a Plan's assets;

         (E) Give you thirty (30) days prior written notice of our opening or closing any place of business;

         (F) Maintain our corporate existence and our qualification and good standing in all states necessary to conduct our business and own our property and maintain adequate assets, licenses, patents, copyrights, trademarks and tradenames to conduct our business;

         (G) Promptly notify you in writing of any labor dispute to which we are or may become subject and the expiration of any labor contract to which we are a party or bound;

         (H) Promptly notify you in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to us which may materially and adversely affect the Collateral or our business, assets, operations or condition, financial or otherwise;

         (I) Notify you in writing within five (5) business days of our default under any note, indenture, loan agreement, mortgage, lease, or other agreement to which we are a party or bound;





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         (J)     Promptly notify you in writing of any default under any
Indebtedness or indebtedness owing to us;

         (K) Promptly notify you in writing of the making of any capital expenditures materially affecting our business, assets, operations or conditions, financial or otherwise;

         (L) Execute and deliver to you, upon request, such documents and agreements as you may, from time to time, reasonably request to carry out the terms and conditions of this Agreement;

         (M) Promptly, and in any event within five (5) days of the receipt thereof, deliver any communication in any way concerning any act or omission on our part regarding the use, generation, storage or release of a hazardous waste or substance. We agree to indemnify and hold you harmless from any and all loss, damage, cost, liability or expense (including reasonable attorney fees) arising out of our use, generation, storage or release of any hazardous waste or substance;

         (N) Promptly, and in any event within five (5) days of the receipt thereof, deliver to you a copy of any communication from the Federal Department of Labor concerning any alleged act or omission on our part in connection with the payment of minimum and/or overtime wages to an employee;

         (O) Promptly, and in any event within five (5) days of the receipt thereof, deliver to you a copy of any communication concerning any violation of a state or Federal law which could result in the forfeiture of the Collateral; and

         (P) Maintain the liens and security interests granted to you, subordinate only to the Senior Indebtedness.

         9. NEGATIVE COVENANTS. Without your prior written consent, we covenant that, so long as any Obligations remain outstanding and this Agreement is in effect, we shall not:

         (A)     Merge or consolidate with or acquire any other Person;

         (B) Declare or pay cash dividends upon any of our stock or distribute any of our property or make (except in the ordinary course of business) any loans or extensions of credit, or investments in, any Person, or redeem, retire, purchase or acquire, directly or indirectly any of our stock, other than pursuant to employee incentive or stock purchase plans, or make any material change in our capital structure or in our business or operations which might adversely affect the repayment of the Obligations;

         (C) Enter into any transaction which materially and adversely affects the Collateral or our ability to repay the Obligations;

         (D) Become liable for the indebtedness of any Person, except by endorsement of instruments for deposit;

         (E) Incur Indebtedness, other than trade payables arising in the ordinary course of our business, the Senior Indebtedness and the Obligations;

         (F) Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or any other repurchase or return basis;

         (G)     Use any other corporate or fictitious name; or



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         (H)     Prepay any Indebtedness.

         10. TERMINATION. Either party shall have the right to terminate this Agreement at any time hereafter by giving the other party written notice by registered or certified mail not less than sixty (60) days prior to the effective date of such termination. Upon the effective date of termination, all Obligations shall become immediately due and payable.

         11. DEFAULT. Any one or more of the following events shall constitute a default ("DEFAULT") under this Agreement: (a) we shall fail to pay when due, or breach, any Obligations, or (b) we shall (i) become insolvent, (ii) generally not pay our respective debts as they become due, (iii) make an assignment for the benefit of creditors, or (iv) make any misrepresentation to you or fail to observe or perform any covenants or conditions in connection with this Agreement or any other instrument related to the loan hereto, or (c) there shall be filed by or against us a petition in bankruptcy for liquidation or for reorganization, or a custodian, receiver or agent is appointed or authorized to take charge of its properties, or we authorize any such action, or (d) there hereafter occur any material and adverse change in the business, assets, operations and condition, financial or otherwise, or (e) we shall be in default under any agreement to which we are a party, or (f) any guaranty of the Obligations shall be terminated or revoked.

         We acknowledge that while there are events of default set forth above, the Obligations are due upon demand, and if demand is not made, then the Obligations are due and payable by December 31, 2000. Demand may occur with or without there being an event of default.

         12.     YOUR RIGHTS AND REMEDIES.

         (A) If a Default occurs under this Agreement or any other document or instrument executed by the undersigned, you may, at your election, without notice of your election and without demand, do any one or more of the following:
(a) declare our Obligations, whether evidenced by a revolving credit note, a demand note or otherwise, to be immediately due and payable; (b) stop advancing money or extending credit to or for our benefit under the Agreement; (c) exercise any and all of the rights accruing to a secured party under the Code and any other applicable law; (d) take possession of the Collateral and keep it on our premises, at no cost to you, or remove any part of it to such other place(s) as you may desire or we shall, upon your demand, at our cost, assemble the Collateral and make it available to you at a place reasonably convenient to you.

         (B) You may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as you deem advisable, at your discretion, and may, if you deem it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale of such postponed or adjourned sale without giving a new notice of sale. We agree that you have no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. You are hereby granted a license or other right to use, without charge, our labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production, advertising or selling any Collateral and our rights under all licenses and all franchise agreements shall inure to your benefit. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to us at our address set forth below at least five (5) days before sale or other disposition. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and second to (in whatever order you elect) all Obligations. You will return any excess to us and we shall remain liable for any deficiency.






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         (C)     IN THE EVENT OF A DEFAULT HEREUNDER, WE HEREBY WAIVE ALL RIGHTS
TO NOTICE AND HEARING PRIOR TO THE EXERCISE BY YOU OF YOUR RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT NOTICE OR HEARING AND ALL RIGHTS OF SET-OFF AND COUNTERCLAIM AGAINST YOU.

         13. WAIVER; AMENDMENTS; SUCCESSORS AND ASSIGNS. Your failure to exercise any right, remedy or option under this Agreement or other agreement between you and us or delay by you in exercising the same will not operate as a waiver. No waiver by you will be effective unless in writing and then only to the extent stated. No waiver by you shall affect your right to require strict performance of this Agreement. Your rights and remedies will be cumulative and not exclusive. This Agreement cannot be changed or terminated orally. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind your and our respective representatives, successors and assigns.

         14.     MISCELLANEOUS.

         (A) If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

         (B) This Agreement shall be interpreted in accordance with the governing law of the state of Georgia.

         (C) All of our representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties.

         (D) No termination of this Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations, duties, rights, warranties, representations or liabilities of the parties hereto and all shall survive such termination.

         (E) Each Obligation may, in your discretion, be evidenced by notes or other instruments issued or made by us to you. If not so evidenced, such Obligation shall be evidenced solely by entries upon your books and records.

         (F) All Obligations shall constitute one loan secured by the Collateral. You may, in your sole discretion, subject to the Senior
Indebtedness: (i) exchange, enforce, waive or release any of the Collateral or
(ii) apply Collateral and direct the order or manner without affecting your right to take any other action with respect to any other Collateral.

         (G) You shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations. To the extent that we make a payment or you receive any payment or proceeds of the Collateral for our benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by you.

         (H) We shall reimburse you for all expenses incurred or to be incurred by you in connection with (a) the negotiation, preparation and closing of this Agreement; (b) the protection, perfection or preservation of your security interest in or lien upon the Collateral; (c) your inspection or verification of the Collateral; (d) any court or bankruptcy proceeding relating to the Agreement or any claim or action by any Person against you which would not have been asserted were it not for your relationship with us hereunder or otherwise; (e) actions taken with




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respect to the Collateral and your security interest or lien therein; and (f)
enforcement of any of your rights and remedies with respect to the Obligations or Collateral. The foregoing expenses shall include, without limitation: (i) reasonable fees, costs and expenses of your attorneys and paralegals; (ii) interest on the foregoing at the highest applicable interest rate provided under this Agreement, which shall be part of the Obligations, payable on demand and secured by the Collateral. In recognition of your right to have all your expenses incurred or to be incurred in connection with this Agreement and the fees due you secured by the Collateral, you shall not be required to record any discharge of your lien or termination of your security interest unless and until we deliver to you a general release acceptable to you.

         (I) We agree to give you written notice of any action or omission by you or your agents in connection with this Agreement that may be actionable against you or that may be a defense to payment of the Obligations for any reasons. We further agree that unless such a notice specifically describing the action or omission is given by us within thirty (30) days after we have knowledge or with the exercise of reasonable diligence should have had knowledge of the occurrence of said action or omission we shall not assert, and we shall be deemed to have waived, any claim or defense arising therefrom.

         (J) If you shall breach your obligation under this Agreement to make an advance under the terms of this Agreement, notwithstanding our conformance with the provisions thereof, we agree that our sole remedy on account thereof shall be to recover liquidated damages on account of such breach, computed as hereinafter provided, in recognition of the fact that the damages which we might incur are uncertain and speculative. Liquidated damages to which we shall be entitled shall be equal to sixty (60) times the interest payable for one day on the loans outstanding as of the day that you are deemed to have failed to fund. In any event, you shall never be liable to us for special, indirect and consequential damages, whatever the nature of your breach hereunder.

         (K) We authorize and direct you to disburse, for our account, the proceeds of loans made by you to us to such Person as any of our officers or directors shall direct, whether in writing or orally.

         (L) Any notice required hereunder shall be in writing, and addressed to the party to be notified as follows:

         If to you, to:             William P. O'Reilly
                                    2000 Town Center, Suite 690
                                    Southfield, Michigan  48075

         If to us, to:              Eltrax Systems, Inc.
                                    900 Circle 75 Parkway, Suite 1700
                                    Atlanta, Georgia  30339
                                    Attention: William A. Fielder, III, CFO

or to such other address as each party may designate for itself by like notice.

         (M) We represent and warrant to you that, with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and we agree to indemnify and hold you harmless against any and all such claims.

         (N) The paragraph titles contained in this Agreement are without substantive meaning and are not part of the Agreement.

         (O) You acknowledge that you have been given full access to all of the documents pertaining to the Senior Indebtedness and Senior Lien and understand fully that our ability to repay the Obligations, as well as secure the Collateral, is circumscribed by the terms and conditions of such documents.

         15. WAIVER OF JURY TRIAL. Our legal counsel has advised us that (i) there may be a constitutional right to a jury trial in connection with any claim, dispute or lawsuit arising out of this Agreement and (ii) such constitutional right may be waived. After consultation with our counsel (which has included our counsel's review of this Agreement), we believe that it is in our best interest in this commercial transaction to waive such right. Accordingly, we hereby waive our right to a jury trial, and further agree that the best forum for hearing any claim, dispute or lawsuit, if any, arising in connection with this Agreement or our relationship with you, shall be a court of competent jurisdiction sitting without a jury.

         16. NO ORAL AGREEMENTS. We acknowledge that this Agreement represents the final agreement between you and us and the terms of such documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements that may have or will be exchanged between you (including your officers, employees and agents) and us.

                                         Very truly yours,

                                         ELTRAX SYSTEMS, INC.
                                         a Minnesota corporation


                                         By: /s/ Don G. Hallacy
                                             -------------------------------
                                             Don G. Hallacy, President



Accepted on December 30, 1999:


/s/ William P. O'Reilly
-----------------------------------
William P. O'Reilly